Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

MASTER PURCHASE AGREEMENT

FOR FETAL/MATERNAL MONITORING PRODUCTS

This Agreement is entered into on August 1st, 2023, by and between:

PHILIPS ELECTRONICS NEDERLAND B.V. and its Affiliates (hereinafter referred to as “Philips”), also acting for the benefit of Participants (as defined hereinafter),

and

NUVO GROUP USA, INC and its Affiliates, having its principal place of business at 300 Witherspoon, Suite 201, Princeton, NJ, 08542, United States of America, acting for itself and on behalf of its Affiliated Companies, hereinafter referred to as “Supplier”,

Philips and Supplier being referred to herein singularly as a “Party” and collectively as the “Parties”;

Participants and Supplier being referred to herein singularly as a “party to a Purchase Order” and collectively as the “parties to a Purchase Order”;

WHEREAS:

●	The Parties wish to develop a relationship, in which Supplier will bring its best practices and knowledge in order to supply Product(s) and, if applicable Services, in the field of maternal/fetal monitoring to Philips;

●	Philips entities as meant under the term “Participant” may wish to buy the Products and, if applicable Services, of Supplier, all in accordance with the terms and subject to the conditions in this Agreement;

●	Supplier wishes to accept Purchase Orders from Participants for supply of Product(s) and, if applicable for provision of Services, as shall be specified in Purchase Orders; and

●	The Parties wish to lay down the terms and conditions, under which Participants may issue Purchase Orders for the Supplier’s supply of Products and, if applicable for provision of Services, in this Agreement.

NOW THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions

The following terms when capitalized in this Agreement shall have the meaning assigned to them hereunder:

1.1	“Acceptance Procedure” shall mean the procedure as set out in the pertaining Purchase Order [and/or Annex 6].

1.2	“Affiliated Companies” or “Affiliate” shall mean any and all other companies, firms and legal entities with respect to which now or hereafter Supplier directly or indirectly holds 50% or more of the nominal value of the issued share capital or 50% or more of the voting power at general meetings or has the power to appoint a majority of directors or otherwise to direct the activities of such company, firm or legal entity.

1.3	“Agreement” shall mean this document including any and all annexes and amendments signed and initialled by the Parties and attached hereto or referenced herein.

1.4	“Catalogue” shall mean an electronic catalogue of Supplier’s Products made available to Philips (via a specific link to the website of Supplier or to electronic files).

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

1.5	“Commercial Arrangements” shall mean prices, discounts, terms of delivery, terms of payment and such other relevant commercial conditions with respect to Product(s) and related Services (if applicable).

1.6	“Confidential Information” shall mean all information which is obtained directly or indirectly pursuant to this Agreement and its pertaining Purchase Orders including the contents and substance of same.

1.7	“Customer” shall have the definition specified in Section 2.7.

1.8	“Delaying Event” shall mean any event which may result in Supplier being unable to satisfactorily deliver the Deliverables (or Services) as set out in the time schedule.

1.9	“Effective Date” shall mean the first date mentioned above.

1.10	“Force Majeure” shall mean damage or delay caused by Acts of God, acts or regulations or decrees of any government (de facto or de jure), natural phenomena such as earthquakes and floods, fires, riots, wars, freight embargoes, lockouts or other causes whether similar or dissimilar to those enumerated above unforeseeable and beyond the reasonable control of the pertaining parties and which prevent the total or partial carrying out of any obligation under any Purchase Order.

1.11	“Intellectual Property Rights” means means all concepts, inventions (whether or not protected under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, names, likenesses, know-how, ideas (whether or not protected under trade secret laws) and all other subject matter protected under patent (or which is not patented, but is subject matter that is protected under patent law), copyright, mask work, trademark, trade secret, or other laws, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, for all media now known or later developed, including all new or useful art, combinations, discoveries, formulae, algorithms, specifications, manufacturing techniques, technical developments, systems, computer architecture, artwork, software, programming, applets, scripts, designs, processes and methods of doing business.

1.12	“Materials” shall mean all specifications, drawings, information, moulds, jigs, tools and other materials provided by Philips or which have been produced or bought by Supplier for the benefit of Philips.

1.13	“Participant” shall mean Koninklijke Philips N.V. and any and Affiliated Companies of Koninklijke Philips N.V., one of which is Philips Electronics Nederland, B.V. The Participants as of the Effective Date are listed on the Eligible Buying Locations List in Annex 2. The Eligible Buying Locations List may be updated from time to time by Philips and is deemed a part of this Agreement. The Eligible Buying Locations list is available on the Philips Supplier Website.

1.14	“Philips Supplier Website” shall mean the Philips website providing general information for all suppliers which can be accessed via: http://www.philips.com/a-w/about/company/suppliers.html or such other link as may be communicated by Philips from time to time.

1.15	“Product(s)” shall mean any equipment, product, article or item as specified Annex 1 hereto manufactured and/or supplied by Supplier.

1.16	“Purchase Order” shall mean a purchase order as per Article 2, which may be issued by Participant to Supplier during the term of this Agreement. A Purchase Order can be provided either by mail, fax electronically or via P-Card.

1.17	“Services” shall mean the performance of professional services to be rendered by Supplier, which include but are not limited to remote fetal monitoring, as may be further specified in Annex 1.

1.18	“SME Supplier” shall mean a Supplier that qualifies as a small-to-medium sized enterprise in accordance with article [***].

1.19	“Specifications” shall mean the functional, technical and/or quality requirements and specifications of a Product as may be specified in the Supplier Documentation and any other applicable annex hereto and/or as specified in a Purchase Order.

1.20	“Steering Committee” or “SteerCo” shall have the meaning given in Section 8 below.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

1.21	“Supplier Documentation” or “Documentation” shall refer to documentation, product manuals and other written materials supplied by Supplier to Participant in connection with the Products and/or Services purchased by a Participant from Supplier.

1.22	“Territory” shall mean the United States including its territories and reservations.

1.23	“Third party” shall mean a company, firm or legal entity not being a Party, an Affiliated Company nor a Participant.

2.	Scope

2.1	Participants may buy Product(s) and Services (if applicable) through the use of Purchase Orders which are hereby deemed to incorporate by reference the terms and conditions of this Agreement and Supplier agrees to manufacture, sell and deliver to Participants the Product(s) and render the Services (if applicable) as set out in those Purchase Orders which are expressly accepted by Supplier in writing. For purposes of this Agreement, all references to Purchase Orders shall mean Purchase Orders issued by any Participant under this Agreement and expressly accepted in writing by Supplier

2.2	Any Purchase Order issued under this Agreement shall constitute a contractual relationship solely between the ordering Participant and the order-receiving Supplier that accepts the Purchaser Order. For the performance of the obligations under the Purchase Order, Supplier shall only address such ordering Participant.

2.3	Supplier and its Affiliated Companies shall all be jointly and severally liable for the proper fulfilment of all obligations and undertakings pursuant to this Agreement and any Purchase Order towards Philips and Participants. Neither Supplier, nor its Affiliated Companies, shall hold Philips liable for any damages or losses arising from any act, default, omission, or negligence of the ordering Participant, including but not limited to any default payment. The act, default, omission or negligence of the ordering Participant shall not be regarded as or deemed to be the act, default, omission or negligence of Philips.

2.4	The Specification(s) of the Product(s) and Services (if applicable) shall be subject to the mutual agreement between Participant and Supplier in a pertaining Purchase Order. No Participant is obliged to issue any Purchase Order; Participant in its sole discretion may decide whether to issue a Purchase Order for the supply of Product(s) and Services (if applicable) thereunder.

2.5	The Product(s) and Services (if applicable) shall be specified in a Purchase Order, which Purchase Order -in order to be valid- shall be confirmed in writing by Supplier within [***] business days of receipt of such Purchase Order.

2.6	Philips hereby identifies Supplier as one of its preferred suppliers and shall, as a result, promote the use of said Supplier by Participants. In return, Supplier shall consider Philips and Participants a most-favoured customer and undertakes to grant Philips and Participants conditions that are in line with that position. During said contract period, Philips expects to be treated with conditions that extol the most competitive rates and service that Supplier offers in the market for similar or lesser moving volumes of likewise commodities.

2.7	Supplier hereby identifies Philips as Supplier’s exclusive partner (outside of existing sales partnerships) for selling and marketing the Products and Services to Customers, which includes, without limitation, the capabilities around remote fetal surveillance (i.e., and no upstream innovation developed by Supplier). For the purposes of this section, “Customer” shall mean [***].

2.8	Until such time as Supplier and Philips mutually agree otherwise in writing, their activities and the rights contained under this Agreement shall be limited to the Territory, and to no other market(s) outside of the Territory.

3.	Delivery of Products, rendering of Services (if applicable)

3.1	Supplier shall deliver to Participants the Product(s) and Services (if applicable) as specified in the pertaining Purchase Order.

3.2	Parties to a Purchase Order shall abide by the order confirmation procedure as set forth in Annex 6.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

3.3	Participant may reschedule, in whole or in part, the original scheduled delivery date or the quantities of Products and Services (if applicable) scheduled for a particular delivery time for a particular Purchase Order at any time without liability to Supplier, provided, however, that the ordering Participant has notified Supplier thereof not less than [***] prior to the original scheduled delivery date. Supplier shall accommodate a request to expedite the delivery date, if reasonably able to do so

3.4	Supplier shall immediately advise Participant of any Delaying Event. If the Delaying Event is within Participant’s control, Participant shall immediately take all reasonable steps to remove or overcome the Delaying Event. If the Delaying Event is not within the control of Participant and is expected to continue for more than [***], Participant may terminate the Purchase Order without liability to Supplier.

3.5	Without prejudice to Supplier’s obligations hereunder or in law, if Supplier is no longer able to or envisages that it shall not be able to supply Product(s) and/or render Services (if applicable) to Participants, Supplier shall, at its own expense, propose a change to the Product(s) and, upon approval by Participant of such proposed change, implement such change in order to ensure continued availability of the Product(s) and/or Services (if applicable).

3.6	Any Product(s) and Services (if applicable) will be accepted only if: (i) successfully completed according to the applicable acceptance criteria in the corresponding Purchase Order (the ‘Acceptance Procedure”), (ii) if the Products and/or Services are used in production (i.e., in the operations of the business), or (iii) within [***] from delivery by Supplier if neither (i) nor (ii) have occurred by such date, whichever of the foregoing occurs sooner.

3.7	If the above-mentioned Product(s) and Services (if applicable) failed the Acceptance Procedure or have otherwise not been delivered in accordance with Articles 3.1 and 3.2 then, without prejudice to any other rights under this Agreement, Participant will, within the period as defined in Article 3.6 provide its notice of rejection to Supplier and Supplier will, at its own expense, carry out the necessary corrections, additions and modifications reasonably requested by Participant in writing within [***] after delivery of such notice of rejection.

3.8	Supplier shall comply with and shall ensure that (i) the Services shall comply with; and (ii) Personal Data is Processed in accordance with the Foundational Security Schedule as set forth in Annex 7.

4.	Last time buy

4.1	If the manufacturing of any Product is discontinued, Participants shall have an opportunity to place a last-time buy Purchase Order for such Product in such quantity as Participants may reasonably require and Supplier shall accept such Purchase Order at the then prevailing price.

4.2	During the term of this Agreement and for a period of [***] thereafter Supplier shall maintain the availability of spare parts for any Product supplied under this Agreement and at prices similar to the prices as specified in the relevant annex hereto.

4.3	Notwithstanding Article 4.2 hereof, it is agreed that in the event Supplier decides to stop production of one or more of these spare parts, Supplier shall immediately inform Philips and Participants thereof in writing but at least [***] prior to the date of envisaged production stoppage and Participants shall then have an opportunity to place a last-time buy Purchase Order for such spare parts in such quantity as Participants may reasonably require and Supplier shall accept such Purchase Order at the then prevailing price.

5.	Services, Suppliers’ Personnel

5.1	If, in accordance with the Purchase Order, the Supplier carries out installation, assembly, commissioning, maintenance or any other work, such work shall be executed with an adequate or the agreed number of persons and an adequate amount of materials, components, equipment and tools.

5.2	Supplier undertakes that all Supplier’s Personnel assigned to a project shall adhere to such undertakings as set forth in a Purchase Order, as well as a Participant’s premises’ rules and procedures, and the confidentiality obligations contained in Article 9. Unless otherwise agreed by Philips in writing, Suppliers’ Personnel shall sign a document specifying such undertakings at Participant’s first written request prior to the assignment of Suppliers’ Personnel to a project or any Purchase Order.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

5.3	It is expressly understood that if any of Suppliers’ Personnel (a) commits any material breach of his/her obligations in accordance with this Agreement or any Purchase Order, or (b) commits a breach of the provisions of the undertakings referred to in Article 5.2, or (c) in any way carries out a misconduct on Participant’s premises or elsewhere, then Participant at its sole discretion may forthwith preclude said person from admission to Participant’s premises and from work on the relevant project. In such event Participant shall notify Supplier immediately in writing and state the reasons of such preclusion, and Supplier shall provide a replacement person if Participant so requests as soon as practicable.

5.4	Supplier shall use its commercial best efforts to replace persons unable to work through illness or departure by other adequately trained, experienced, skilled and reliable personnel in such a manner that the applicable time schedule is not jeopardized.

5.5	On Philips’ prior written consent, Supplier’s Personnel may undertake business trips in connection with the performance of the Services. The travel expenses shall be reimbursed to Supplier against receipt of a specified invoice. In any case, such travel expenses have to be in accordance with the Philips Travel Policy, as set out in Annex 4. For the avoidance of doubt, commuting fees shall not be reimbursed.

6.	Prices, discounts, terms of delivery, terms of payment

6.1	The Commercial Arrangements are set forth in Annex 1.

6.2	[***] prior to the expiry of the term of the Commercial Arrangements, the Parties will re-open negotiations to revise, if applicable, for a following term, the-then effective terms of the Agreement.

6.3	The prices will be held firm for annual periods. Parties agree to abide by the procedure for changing or modifying the prices as set forth in the Commercial Arrangements. If Parties have not reached agreement on revised prices and/or discounts within said [***] period, the prices and discounts applicable for the preceding annual period will remain effective beyond its anniversary until Parties will be in agreement on prices and/or discounts for the following agreed period.

6.4	Notwithstanding the foregoing, if the price/performance ratio of Product(s) or Services (if applicable) deteriorates as compared to competitive products or services, the Parties will jointly review the situation and attempt to find a solution reasonably acceptable to both Parties. Supplier agrees to use commercially reasonable efforts to maximize efficiencies and realize costs reductions. The procedure to describe, measure and monitor the efficiencies and cost reductions is specified in the Commercial Arrangements.

6.5	The prices for Product(s) and Services (if applicable) ordered under any Purchase Order placed before any revised prices become effective according to the provisions of Article 6.2 shall not be affected by any subsequent price increase.

6.6	Supplier undertakes that, unless otherwise agreed in writing (scheduled invoicing and/or payments), invoicing shall only take place after correct and due execution of the relevant Purchase Order or scheduled part thereof, that is, upon delivery and acceptance of the Product(s) and Services (if applicable) or on a mutually agreed schedule for non-standard Product(s) (if applicable).

6.7	Payment of the agreed fees will be effected to such bank account as Supplier will indicate, [***] if the ordering Participant is located in in the Asia-Pacific (APAC), Latin America (LATAM) or North America (NAM) region, or [***] if the ordering Participant is located anywhere else in the world, on acceptance of the Services, receipt of documentation (if required) and upon receipt of a correct invoice.

6.8	Participant expressly reserves the right to withhold payment for any reasonably disputed invoice until such time as the dispute is settled to the satisfaction of Participant. Invoices raised without a corresponding Purchase Order shall be rejected.

7.	Quality improvement process

7.1	Special Product(s): If the Product(s) do not comply with the Specifications, the parties to a Purchase Order will mutually analyse such non-compliance which analyses shall be the basis for remedying such non-compliance and the basis for regular consultation between the parties to a Purchase Order to achieve continuous improvement.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

7.2	Off the shelf Product(s): Supplier agrees to inform Philips and Participants in good time of any changes in Specifications of the Product(s) and of the introduction of new or modified Product(s), whether or not involving new or enhanced technology, which provide for equal or improved price/performance ratios.

7.3	Supplier is committed to supply high quality Products and will ensure that Supplier and its Products will meet or exceed the quality requirements and procedures set forth herein and in the Quality Agreement.

8.	Governance, SteerCo and Account team

8.1	This Agreement shall be overseen by a committee consisting of no more than three (3) executives of each Party (the “Steering Committee” or “SteerCo”). The SteerCo may establish additional teams responsible for carrying out the specified obligations of the Parties, respectively. Steering Committee members may be changed from time to time with notice to the other Party.

8.2	The Steering Committee shall be responsible for:

(a)	overseeing the progress of the relationship including, without limitation, items relating to planning, resources, and the time schedule;

(b)	considering any proposed changes or modifications to this Agreement or any document attached hereto; and

(c)	evaluation of the financial health of the Supplier.

(d)	such other matters as may be agreed between the parties from time to time.

[***].

[***].

8.3	[***].

9.	Confidentiality

9.1	Parties will receive and hold in complete confidence all Confidential Information. Parties shall take such steps as may be necessary to prevent disclosure of the Confidential Information to others. The obligations of confidentiality shall not apply to information which (a) is within the public domain at the time of disclosure or later becomes part of the public domain through no fault of Parties; or (b) was known to Parties prior to disclosure as may be proven by written records of Parties or (c) is disclosed to Parties by a third party who did not obtain such information, directly or indirectly, from Parties.

9.2	Supplier will not use any of the Confidential Information, except as necessary for the proper execution of this Agreement and the pertaining Purchase Orders, it being understood that the Confidential Information may be communicated in confidence within Supplier’s organization or to subcontractors for the execution of its obligations under this Agreement or any of the pertaining Purchase Orders, but only on a need-to-know-basis and to the extent necessary to supply the Product(s) and/or perform the Services.

9.3	Supplier warrants that its Supplier’s Personnel and subcontractors will be bound by the same (confidentiality) obligations agreed upon in this Article 9.

9.4	Parties further warrant that the Confidential Information shall be kept in secure places, under strict access and use restrictions.

9.5	Parties will take all necessary precautions to protect the confidentiality of the Confidential Information and such Confidential Information will be treated in the same manner and with the same degree of care as either Party applies with respect to its own confidential information, but no less than a reasonable degree of care.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

9.6	Parties agree to return all tangible Confidential Information that has been received under this Agreement including all copies made thereof promptly upon request by the disclosing party, except for any information required for the performance of this Agreement or any Purchase Orders pertaining thereto. Parties acknowledge however that this task may be difficult to accomplish completely and agree that they will handle it in a reasonable and practical manner that ensures either the return or destruction of the Confidential Information.

9.7	The provisions of this Article 9 shall retro-actively apply from the date first contacts were established with respect to the subject matter of this Agreement and any pertaining Purchase Orders and shall remain in full force and effect during the term of this Agreement and for a period of [***] after termination of this Agreement.

10.	Intellectual Property Rights

10.1	Ownership and Intellectual Property

Each Party (or its affiliates, as applicable) shall maintain exclusive ownership of its pre-existing Intellectual Property Rights and pre-existing data, as well as all future modifications thereof. In accordance with applicable laws and regulations, each party shall be able to use any data created under this agreement for the purposes of this Agreement. For the avoidance of doubt, Philips shall have the ability to use any data contained in the INVU interfaces for the purposes of transmitting and/or storing such data in the Philips ecosystem in accordance with the intended purposes described in the Annexes. Otherwise, no licenses shall be provided or implied.

In addition, all modifications made to either Party’s Intellectual Property Rights as a result, directly or indirectly, of the collaboration contemplated hereunder by and between Supplier and Philips, shall be the sole and exclusive property of that Party. Based on the foregoing, neither Party will obtain any rights in the other Party’s Intellectual Property Rights except as expressly set forth herein, and neither Party will take action inconsistent with the other Party’s ownership rights in its Intellectual Property Rights.

[***].

10.2	Intellectual Property Indemnification

(a)	Supplier shall indemnify, defend, and hold Philips harmless in respect of any and all damages, costs and expenses (including but not limited to loss of profit and reasonable attorneys’ fees) in connection with any third party claim that any of the Products or Services or their use infringes any Intellectual Property Rights of any third party, and if so directed by Philips, shall defend any such claim at its expense.

(b)	Philips shall give Supplier prompt written notice of any such claim. Supplier shall provide all assistance in connection with any such claim as Philips may reasonably require.

(c)	If any Products or Services, supplied under the Agreement are held to constitute an infringement and their use is enjoined, Supplier shall, as directed by Philips, but at its own expense: either (i) procure for Philips the right to continue using the Products or Services; or (ii) replace or modify the Products or Services with a functional, non-infringing equivalent.

(d)	If Supplier is unable either to procure for Philips the right to continue to use the Products or Services or to replace or modify the Products or Services in accordance with the above, Philips may terminate the Agreement and upon such termination, Supplier shall reimburse to Philips the purchase price paid by the applicable Participant affected by such termination.

11.	Subcontracting

11.1	Unless otherwise agreed by Philips in writing, if Supplier intends to subcontract the Services then Supplier shall be required to obtain prior written consent from Participant, which consent shall not be unreasonably withheld. Solely for clarification, any subcontracting between Supplier and any Nuvo Group USA Inc. shall not require Participant’s prior approval.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

11.2	Supplier shall remain liable for the acts of its subcontractors whether or not Participant’s consent was given. Participant shall deal exclusively with Supplier and Supplier is responsible for delivery of the Services to Participant at all times.

11.3	Supplier shall cause any subcontractors that may be performing under this Agreement or any Purchase Order to abide by the terms and spirit of this Agreement and any Purchase Order.

12.	Permits, Licenses

12.1	If and to the extent Supplier is required to have any licenses, permits, registrations or other authorizations of any governmental or semi-governmental body, agency, or organization in connection with the execution of Services pursuant to this Agreement or any Purchase Order, Supplier undertakes to obtain such licenses, permits, registrations and other authorizations and Supplier undertakes to indemnify and hold Participants harmless from and against any claims of such governmental or semi-governmental bodies, agencies or organizations or of any other third parties relating to the omission of Supplier to obtain such licenses, permits, registrations and other authorizations.

12.2	In addition to Suppliers’ undertaking to pay its personnel salaries and other emoluments, travel and living expenses, Supplier undertakes to pay legally due social security premiums, duties, taxes, pension fund premiums and the like in connection with the execution of Services by Suppliers’ Personnel pursuant to this Agreement and any Purchase Order and Supplier shall defend (if so directed by Philips), indemnify and hold Participants harmless from any and all claims in that respect. Supplier undertakes to prove, at Participant’s request, that any such amounts have been properly calculated and paid by Supplier through a declaration of Suppliers’ certified accountant. Participant reserves the right to audit and Supplier agrees to co-operate fully with such audit upon Participant’s request.

12.3	If Supplier does not prove the amounts as mentioned in Article 12.2 have been properly paid and calculated by Supplier within [***] of Participant’s first request, Participant shall withhold payment for any and all fees due in accordance with Article 6 until such time as the declaration by Suppliers’ certified accountant as mentioned above is provided. Participant also reserves the right to pay such sums due directly to the authority concerned and to offset such amounts against any amounts due to Supplier in accordance with Article 6.

12.4	If a situation as described in Articles 12.2 and 12.3 occurs, no interest shall accrue to any payments offset or withheld.

13.	Warranty

13.1	Supplier warrants that the Product(s) delivered pursuant to this Agreement will, at the time of delivery and for the period as specified in the Commercial Arrangements, conform to the Specifications and/or to the approved samples, and will be free from defects in design, materials and workmanship. The Supplier further warrants that the Product(s) delivered shall be fit for the purpose for which they are destined, provided that the Supplier has been informed of that purpose or that the purpose was reasonably known to Supplier.

13.2	Should any Product fail to conform to the above warranty, Supplier shall, at Participant’s option, (i) provide Participant free of charge with replacement parts for the Product, or (ii) repair the non-conforming Product(s). The non-conforming Product(s) shall be replaced or repaired and returned to Participant within [***] from date of notification of failure. Supplier shall pay for costs of repair or replacement of the non-conforming Product(s), including shipping costs and all other reasonable costs and expenses incurred by Participants in connection with such non-conforming Product(s) (including but not limited to costs of gathering, handling and redistributing the Product(s)), unless otherwise specified in the Commercial Arrangements.

13.3	Philips hereby acknowledges and agrees that the warranty set forth in Section 13.1 and Supplier’s covenants in Section 13.2 shall not apply to any Product(s) supplied by Supplier to Philips which are intended to be used by Philips for demonstration purposes (the “Demo Products”) and will not be made available to Customers.

13.4	Supplier warrants that the Product(s) shall comply with all applicable requirements of all applicable laws and regulations such as, without limitation, relating to health, safety, environment and electromagnetic interference, applicable in the country for which the Product(s) are destined.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

13.5	Supplier further warrants that it shall comply with all applicable rules, regulations and laws in the manufacture of the Product(s), including, but not limited to, environmental and safety laws and regulations, satisfy all applicable mandatory (export control) laws, regulations and agreed standards and do not contain any of the restricted substances specified in Annex 3 (if applicable) that may be updated from time to time by Philips and which shall be deemed part of this Agreement. The restricted substances list is available on the Philips Supplier website and will be updated from time to time. Upon the request of Participant, Supplier will assist Participant, if applicable, by providing evidence of their compliance with all such applicable rules, regulations and laws or such information necessary to assist Participant to comply therewith.

13.6	Epidemic Failure Notification: If an Epidemic Failure of a product(s), service part(s) or component(s) thereof is found or any recall program of product(s), service part(s) or component(s) is required, either Party shall promptly notify the other Party thereof in writing. Parties shall then promptly and jointly conduct an investigation to determine the cause of such Epidemic Failure or recall program.

13.7	Epidemic Failure Remedies: In the event of an Epidemic Failure, Supplier shall immediately propose a containment action plan followed by a corrective action plan as soon as reasonably possible. Supplier will promptly implement the proposed corrective actions upon acceptance by Participant. The cost and expense of this non-compliance shall be borne by Supplier together with the cost of transportation and all reasonable costs and expenses incurred by Participant in connection with such non-complying product(s), service part(s) or component(s) including, but not limited to costs of gathering, handling and redistributing the product(s), service part(s) or component(s) such without prejudice to any other rights accruing under this Agreement or in law, in particular Participant’s right to claim for indemnification of damages. Any (partial) non-fulfilment of Supplier’s obligations entitles Participant to withhold payment.

13.8	If Supplier is not the original manufacturer or licensor, Supplier shall pass to Participant the benefit of any warranties in respect of any product(s), service part(s) or component(s) from such original manufacturer or licensor, which are more favourable than the warranties provided in this Agreement.

13.9	Philips warrants that its and Participant’s activities, respectively, under this Agreement shall comply at all times with all applicable laws and regulations such as, without limitation, relating to health, safety and privacy, which are applicable in the country for which the Product(s) are destined and/or in which Philips or the Participant are operating.

14.	Liability

14.1	Supplier agrees to indemnify [***].

14.2	Philips agrees to indemnify [***].

14.3	Supplier is responsible and will arrange at his own expense for sufficient insurance coverage against the financial consequences of third party liability, illness, accidents and the like in accordance with Annex 9. Upon request, Supplier shall provide Philips with written evidence of such insurance.

14.4	Subject to Article 14.5, Participant shall not be held liable by Supplier for any damage or injury sustained by Supplier or Suppliers’ Personnel whilst or as a result of being on the said premises unless arising from gross negligence by Participant or its personnel.

14.5	Participant shall provide safe working surroundings for Suppliers’ Personnel in accordance with article [***] and Participant accepts liability for personal injury to Supplier’s Personnel arising from such working surroundings, unless the personal injury is to a large extent attributable to intent or wilful misconduct of Supplier’s Personnel.

14.6	Participant shall not be liable for injuries and/or damages incurred by or to Suppliers’ Personnel in connection with business trips undertaken by them for the execution of the Services and Supplier shall defend (if Philips so directs), indemnify and hold Participant harmless against such liability.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

15.	Term and Termination

15.1	This Agreement will be effective for a period of [***] from the Effective Date. [***]. Unless agreed otherwise and subject to Section 15.7 below, projects and/or Purchase Orders outstanding prior to such termination shall not be affected by termination in accordance with this Article 15.1 and shall be executed by the Parties under the terms and conditions contained herein.

15.2	If a Party has not remedied any material breach of this Agreement notified to it by the other Party within [***] after receipt of such written notice, the other Party is entitled to terminate this Agreement including all Purchase Orders forthwith by notice to the failing Party without prejudice to any other rights accruing under this Agreement or in law.

15.3	This Agreement may be terminated forthwith by the other Party in the event that either Party:

●	ceases to do business in the ordinary course;

●	Becomes insolvent;

●	Makes a general assignment for the benefit of its creditors;

●	Suffers or permits the appointment of a receiver or a manager for its business assets;

●	Avails itself or becomes subject to any proceeding under bankruptcy laws or any other statutes or laws relating to insolvency or protection of the rights of creditors;

●	In the event control over it shall be transferred to others than those exercising control over it on the Effective Date, unless this change of control is the result of a transfer of business within the same group of companies.

15.4	If a party to a Purchase Order has not remedied any material breach of any Purchase Order notified to it by the other party in writing within [***] after receipt of such notice, the other party is entitled to terminate such Purchase Order forthwith by notice to the failing party without prejudice to any other rights accruing under this Agreement or in law.

15.5	Participant may at any time and in its sole discretion give [***] written notice to Supplier to terminate any Purchase Order in whole or in part. Upon receipt of such notice Supplier shall take immediate steps to bring the pertaining project to an end and shall use best efforts to limit expenditures under such Purchase Order to a minimum. In the event a Purchase Order is terminated in accordance with and subject to the conditions contained in this Article 15.5, Supplier shall be entitled to receive a remuneration related to the project based on actual costs and fees due up to the effective date of such termination.

15.6	In addition, the Parties may only terminate this Agreement subject to the following:

15.6.1.	Each Party may terminate this Agreement after [***] from the Execution Date, upon [***] written notice to the other Party if the terminating Party has a commercially reasonable basis for doing so; and/or

15.6.2.	Either Party may terminate this Agreement upon [***] written notice to the other Party if there is a failure to achieve a stated and written goal determined by the Steering Committee.

15.7	In the event of any termination of this Agreement and at Philips’ direction and in Philips’ sole discretion, Supplier shall fulfil all open Purchase Orders designated by Philips in writing to continue even if such fulfilment is beyond the Agreement termination date; for avoidance of doubt, (i) the effectiveness of the Agreement termination with respect to any such Purchase Orders will be after fulfilment of those designated Purchase Orders, and (ii) Supplier shall receive its regular remuneration on each and every Purchase Order that it continues to support following the termination of this Agreement on the same terms that were binding on the parties while the Agreement was in force and effect.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

16.	Governing Law and Disputes

16.1	[***].

16.2	[***].

16.3	Any dispute arising out of, or in connection with a Purchase Order shall be subject to escalation to contract management level of both Parties. In the event such contract management level cannot resolve the dispute within [***] of its being involved, the Parties shall resort to the second of level representation of the Parties (as shall be determined at such time) in order to settle such dispute. In the event the second level of representation of the Parties cannot settle the dispute within [***] of it being referred to them, such dispute shall be settled by the competent court(s) as per Article 17.1.

17.	Sustainability

17.1	Supplier, its Affiliates and subcontractors shall comply with the Philips Supplier Sustainability Declaration (“SSD”), as may be amended from time to time, and as published on the Philips Supplier Website. The current version can be accessed via the following URL: https://www.philips.com/c-dam/corporate/about-philips/company/suppliers/supplier-sustainability/policies/EICC-Philips-Supplier-Sustainability-Declaration.pdf

17.2	At Philips’ request, Supplier shall provide Philips with such assurances and certifications evidencing its compliance with the SSD.

17.3	Supplier acknowledges that complying with the SSD is a material obligation.

18.	Electronic Catalogues

18.1	Supplier is aware that Philips is deploying an e-Procurement program throughout the Philips group of companies. Supplier agrees to co-operate with Philips in this respect by confirming its agreement to deliver - upon request by Philips and at no cost to Philips – a Catalogue containing e.g. prices and other content. Each Catalogue shall be created, for every country specified, in accordance with Philips specifications and requirements.

18.2	For the term of the Agreement, Supplier guarantees that the Catalogue is constantly available and that the Catalogue is in accordance with the commercial conditions as laid down in the Agreement at any time.

18.3	The Catalogue shall form an integral part of this Agreement. Any non-compliance with this Article 18 shall be regarded as a material breach as referred to in Article 15.2.

19.	Miscellaneous

19.1	General Terms and Conditions

For the avoidance of any doubt, it is hereby confirmed that neither the General Terms and Conditions of Business of Supplier nor Philips’ General Conditions of Purchase shall apply.

19.2	Force Majeure

In the event of a Force Majeure situation the party to a Purchase Order being delayed thereby shall inform the other party to any Purchase Order thereof as soon as possible but in any event within [***] after the commencement of such Force Majeure situation and specify the nature of the Force Majeure situation as well as the estimated duration thereof.

In the event the Force Majeure situation continues for a period of more than [***], then either party is entitled to terminate such Purchase Order affected thereby by simple notice in writing and without either party being liable for damages towards the other party. If the affected party does not wish to terminate the Purchase Order in accordance with the above, the respective parties’ rights and obligations will be suspended and a new time schedule shall be agreed upon between the parties.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

19.3	Right to audit

(a)	Philips may at least once a year perform or have performed an audit with relation to the quality assurance of the Services of Supplier and Supplier shall provide Philips, or Philips’ designee(s), all reasonable assistance and access to its facilities, offices, employees and books and records as reasonably requested by Philips, or its designee(s).

(b)	Supplier will maintain books, records, documents and other evidence pertaining to costs, charges, fees and other expenses to the extent and in such detail as will properly evidence all costs or labour, materials, equipment, supplies and work, and other costs and expenses for whatever nature to for which reimbursement is claimed under the provisions of this Agreement (as the case may be). At any time during the term of this Agreement and for a period of [***] after expiration or termination of this Agreement, Philips shall have the right, upon not less than [***] prior written- notice and within usual and customary business hours, to audit records of Supplier and its subcontractors relating to this Agreement, including costs, charges, fees, expenses, and disbursements, as well as the made or incurred in connection herewith. Supplier shall also reimburse to Participant any amounts found to be invoiced in error.

19.4	VAT

All prices are gross amounts but exclusive of any value added tax (VAT), sales tax, consumption tax or any other similar tax only. (ii) If the transactions as described in this Agreement are subject to any applicable VAT, sales tax, consumption tax or any other similar tax, Supplier will be allowed to charge VAT, sales tax, consumption tax or any other similar tax to Participant, which will be paid by Participant on top of the prices. Supplier is responsible for paying any applicable VAT, sales tax, consumption tax and any other similar tax to the appropriate (tax) authorities. Supplier shall issue an invoice containing wording that will allow Participant to take advantage of any applicable “input” tax deduction. In addition, Supplier will inform Participant whether Participant is allowed to apply for an exemption if and to the extent allowed under applicable law in such specific situation.

19.5	Transactional Shared Services / Financial Shared Services

(a)	Supplier acknowledges and agrees that the Purchase Order may be made on behalf of Participant by a third party designated by Philips. Supplier will treat such Purchase Order as if it were made by Participant itself. Supplier also acknowledges and agrees that such third party has access to all necessary information to order.

(b)	Subject to applicable laws and regulations, Supplier acknowledges and agrees that any debt of Participant to Supplier may be paid on behalf of Participant by another company, firm or legal entity belonging to the Philips’ Group of Companies and/or a third party designated by Philips. Supplier will treat such payment as if it were made by Participant itself and Participant’s debt to Supplier will automatically be satisfied and discharged for the amount paid by such company, firm or legal entity or third party.

19.6	Entire Agreement

This Agreement sets forth the entire intent and understanding between the Parties relating to the subject matter hereof and supersedes all prior negotiations, discussions, covenants and former agreements related to the subject matter hereof and no Party shall be bound by any conditions, representations or warranty other than as expressly set forth in writing executed by both Parties.

19.7	Non-assignment

Neither Party may assign this Agreement or any benefits or interests arising under this Agreement without the prior written consent of the other Party, subject to Article 9. However, no consent is required for an assignment or transfer in whole or in part by Philips to any legal entity belonging to the Philips’ Group of Companies. Philips shall notify Supplier of such assignment or transfer in writing.

19.8	Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall finally be determined to be unlawful or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and a provision of similar import reflecting the original intent of the Parties shall be substituted to any such provision held unlawful or unenforceable, to the extent permissible under applicable law.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

19.9	Waiver

If at any time a Party shall elect not to assert its rights under any provisions of the Agreement, such action or lack of action in that respect shall not be construed as a waiver of its rights under said provisions of this Agreement.

19.10	Surviving articles

All terms and conditions of this Agreement, which by their nature are destined to survive the term or termination of this Agreement (whether expressed or not), shall so survive.

19.11	Notices

All formal notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by fax confirmed by regular mail addressed:

If to Philips by hardcopy, at:

[***]

Philips Procurement

High Tech Campus 52

5656 AG Eindhoven

The Netherlands

If to Supplier:

Nuvo Group Ltd.

Yigal Alon 94

Alon Tower 1

Tel Aviv Israel 6789155

With a copy to:

Greenberg Traurig LLP

1 Vanderbilt Avenue

New York, NY 10017

Attention: Adam Snukal

Email: adam.snukal@gtlaw.com

or at such other address as either Party shall have furnished to the other in writing. All such notices and other written communications shall be effective: if mailed, [***] after mailing; if delivered, upon delivery; or if faxed, upon confirmation of receipt of the fax.

19.12	Independent contractor

The Parties are independent contractors and neither Party shall be, nor be considered to be, an agent, distributor, or representative of the other Party or entitled to bind the other in any manner.

19.13	Advertisements

Supplier shall not without Philips’ prior written consent use Philips’ or Participant’s name or trademark as such and/or use same in connection with any advertisement or sales literature nor advertise that it is performing work for Philips or Participants. Supplier shall not give interviews to the media or publish any articles dealing with the activities of or his relationship with Participant, unless prior written permission has been given by Participant.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

19.14	Execution, counterparts

This Agreement may be executed by one or more of the Parties by electronic or original signature on any number of separate counterparts via physical delivery or electronic transmission in non-modifiable format, and all such signatures shall be deemed effective. Said counterparts taken together shall be deemed to constitute one and the same instrument..

19.15	Headings

The headings used in this Agreement are for ease of reference purposes only and shall have no legal effect whatsoever.

19.16	Modifications and amendments

This Agreement may only be modified and/or amended in writing executed by duly authorised representatives of each of the Parties.

19.17	Listing of Annexes

The following documents shall be deemed to form, be read and construed as an integral part of this Agreement:

Annex #	Title
Annex 1 1	Products and Services / Commercial Arrangements
Annex 2	Transfer Price / Supply Chain and Cost Reduction Support
Annex 3	Philips Regulated Substances
Annex 4x 4	Philips Travel Policy
Annex 5	Order Confirmation Procedure
Annex 6	Acceptance Procedure
Annex 7	Foundational Security Schedule
Annex 8	Customer Service
Annex 9	Insurance Coverage

19.18	Governance

If any conflict appears between the terms and conditions of the body of this Agreement and any of the annexes or any pertaining Purchase Order to this Agreement, the terms and conditions contained in the body of this Agreement shall prevail.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

IN WITNESS WHEREOF, Philips and Supplier have duly executed this Agreement as witnessed by the signatures of their duly authorised representatives:

PHILIPS ELECTRONICS NEDERLAND B.V.		NUVO GROUP USA, INC

Name:	[***]	Name:	Kelly Londy

Title:	[***]	Title:	CEO

Signature:	/s/ Authorized Signatory	Signature:	/s/ Kelly Londy

Date:	Aug 21, 2023	Date:	Aug 21, 2023

Name:	[***]

Title:	[***]

Signature:	/s/ Authorized Signatory

Date:	Aug 21, 2023

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 1 – Products and Services / Commercial Arrangements

Products

●	Device Bundle

○	INVU Sensor Band – a wearable, self-administrable band that wraps the pregnant patient’s abdomen and captures high-fidelity raw biopotential, acoustic, and movement signals from mother and fetus as defined in the INVU by Nuvo User Manual.

○	Personal Kit with all necessary accessories, including user manual and power supply.

●	Cloud Engine

○	Cloud computation of the processing of raw signals for the expressed purpose of fetal and maternal surveillance (fetal and maternal heart rates, uterine activity, and BP readings) as defined in the INVU by Nuvo User Manual and INVU Pro User Manual.

○	Cloud computation available during predefined Virtual Clinic hours as defined in INVU in the Nuvo User Manual, INVU Pro User Manual and INVU Field Service Manual.

○	Integration layer to enable to send the information to Philips as defined by the Technical Implementation Workstream in the documentation of the integration work (External Specifications document).

●	Interfaces

○	INVU (patient-facing application) – available on iOS and Android. INVU displays meaningful, but not actionable, data as INVU by Nuvo User Manual and INVU Field Service Manual.

○	INVU Pro (provider-facing application) – web-based application, for patient management portal of all patients using INVU, and to view inbound data during and/or after virtual prenatal procedures as INVU by Nuvo User Manual and INVU Field Service Manual.

Services

●	Shipping/logistics

○	Shipping/logistics as described in the INVU Field Service Manual.

○	Direct shipping of Device Bundle to patient’s home or customer location.

○	Shipping label for patient to return Device Bundle to Nuvo’s fulfilment center.

○	Patient support for logistics issues.

●	Customer/Technical Support

○	Customer/technical support available as per Annex 8 (Customer Service) for patients, providers and Philips. The available hours and service documentation may be updated from time to time after approval by the Steering Committee.

○	Support available related to both the Device Bundle and the Interfaces (patient-facing and provider-facing).

○	Support available for both patients as well as clinician personnel.

Commercial Arrangements

A.	[***]

B.	[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 2 – Transfer Price / Supply Chain and Cost Reduction Support

C.	Transfer Price

●	The compensation model will have Nuvo selling each Episode of Care to Philips at a specified wholesale transfer price per patient (each, a “Transfer Price”), which includes the consumption of the Products and Services described above on per-patient basis, i.e. the patients’ use of the INVU sensor band, cloud computation for (unlimited) remote sessions, shipping of the devices to and from the patients home, and the customer/technical support offered to the patients and providers.

●	[***].

●	[***].

D.	[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 3 – Philips Regulated Substances

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 4 – Philips Travel Policy

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 5 - Order Confirmation Procedure

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 6 – Acceptance Procedure

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 7 – Foundational Security Schedule

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 8 – Customer Service

The customer service for patients and Customers will be directed as follows:

●	Patients: Patients will contact Nuvo’s customer support directly, either via chat through the application or by the customer service line directly.

●	Customers: Philips will triage incoming customer service questions and requests from the hospital Customer forwarding issues to Nuvo as appropriate.

Nuvo’s customer service will be responsible for:

●	Anything related to the physical belt, including functionality (broken clasps, defective product, missing pieces, etc.) and delivery/shipping (e.g. late shipping) as described in the INVU by Nuvo User Manual and INVU Field Service Manual.

●	Anything related to the patient phone app, including connectivity to the belt as well as to the INVU clinical cloud application as described in the INVU by Nuvo User Manual and INVU Field Service Manual.

●	Anything related to the INVU clinical cloud application, including algorithms as described in the INVU by Nuvo User Manual, INVU Pro User Manual and INVU Field Service Manual.

●	All Integration layer questions that enable to send the information to Philips as defined by the Technical Implementation Workstream in the External Specification document.

●	All patient questions.

●	Any other topics related to the Nuvo Product and Services as described in Annex 1 not explicitly mentioned in the list above.

Nuvo will provide support to Philips, customers and patients in accordance with the applicable Nuvo’s standards for resolving Customer and patient service issues as referred in the INVU by Nuvo User Manual, INVU Pro User Manual and INVU Field Service Manual. The support terms may be updated prior to an agreement from Philips on the proposed support terms updates.

Nuvo will ensure that the INVU service will always remain at adequate levels of availability for Customers. Nuvo and Philips may mutually agree to a separate service level agreement outlining the details of the adequacy of the service levels with respect to its availability to Customers.

CERTAIN IDENTIFIED INFORMATION HAS BEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Annex 9 – Insurance Coverage

[***]
[***]
[***]
[***]
[***]
[***]